                                                                      EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(dollar amounts in thousands, except per share data)

                                                     HISTORICAL                                  PRO FORMA (UNAUDITED)
                                       ----------------------------------------     ---------------------------------------------
                                                                                                   THREE MONTHS ENDED
                                                                                    ---------------------------------------------
                                                                                    MARCH 31,        MARCH 31,         MARCH 31,
                                                                                      1997             1996              1996
                                         THREE MONTHS ENDED                         ---------        ---------         ---------
                                             (UNAUDITED)                                           CONSOLIDATION
                                       ------------------------                                    TRANSACTIONS/
                                       MARCH 31,      MARCH 31,     DECEMBER 31,    THE PRG        INITIAL PUBLIC      THE PRG
                                         1997           1996           1996          MERGER           OFFERING          MERGER
                                       ---------      ----------     ----------     --------       ---------------     ---------
PRIMARY EARNINGS PER SHARE
-------------------------

Net income:
  As reported                          $ 2,596,000    $ 1,711,000    $ 1,738,000    $ 2,596,000      $ 1,711,000        $ 1,711,000

Pro forma provision for income taxes
 adjustments                                             (933,000)    (3,639,000)
Pro forma adjustments (unaudited):
  Consolidation Transactions/
   Initial Public Offering                  -              -              -              -              (110,000)          (110,000)
  The PRG Merger                            -              -              -             732,000           -               1,546,000
                                       -----------    -----------    -----------    -----------      -----------        -----------
    Pro forma net income               $ 2,596,000    $   778,000    $(1,901,000)   $ 3,328,000      $ 1,601,000        $ 3,147,000
                                       -----------    -----------    -----------    -----------      -----------        -----------
Applicable common shares:
  Average outstanding common
   shares during the period             19,399,402     12,237,741     14,422,604     19,399,402       18,275,241         18,275,241
  Outstanding stock options (a)            591,052         -             307,664        591,052           -                  -
  Weighted average shares issued
   for PRG Merger                           -              -              -           2,401,229           -               2,401,229
                                       -----------    -----------    -----------    -----------      -----------        -----------
    Total primary weighted average
     number of common and common
     share equivalents outstanding      19,990,454     12,237,741     14,730,268     22,391,683       18,275,241         20,676,470
                                       -----------    -----------    -----------    -----------      -----------        -----------
Pro forma net income per common
 and common equivalent share           $      0.13    $      0.06    $     (0.13)   $      0.15      $      0.09        $      0.15
                                       ===========    ===========    ===========    ===========      ===========        ===========

                                                   PRO FORMA (UNAUDITED)
                                            ----------------------------------
                                            DECEMBER 31,        DECEMBER 31,
                                               1996                1996
                                            ------------        ------------
                                            CONSOLIDATION
                                            TRANSACTIONS/
                                            INITIAL PUBLIC        THE PRG
                                               OFFERING            MERGER
                                            --------------      ------------
PRIMARY EARNINGS PER SHARE
-------------------------

Net income:
  As reported                                 $ 1,738,000        $ 1,738,000

Pro forma adjustments (unaudited):
  Consolidation Transactions/
   Initial Public Offering                     (1,247,000)        (1,247,000)
  The PRG Merger                                   -               4,016,000
                                              -----------        -----------
    Pro forma net income                      $   491,000        $ 4,507,000
                                              -----------        -----------
Applicable common shares:
  Average outstanding common
   shares during the period                    18,275,241         18,275,241
  Outstanding stock options (a)                   825,158            825,158
  Weighted average shares issued
   for PRG Merger                                  -               2,401,229
                                              -----------        -----------
    Total primary weighted average
     number of common and common
     share equivalents outstanding             19,100,399         21,501,628
                                              -----------        -----------
Pro forma net income per common
 and common equivalent share                  $      0.03        $      0.21
                                              ===========        ===========
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(a)  Based on the treasury stock method.